Exhibit (32)(a)
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of CMS Energy Corporation (the “Company”) for the annual period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David W. Joos, as President and Chief Executive Officer of the Company, and Thomas J. Webb, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. Joos
Name:	David W. Joos
Title:	President and
Chief Executive Officer
Date:	February 21, 2008

/s/ Thomas J. Webb
Name:	Thomas J. Webb
Title:	Executive Vice President and
Chief Financial Officer
Date:	February 21, 2008